                                                                    EXHIBIT 4.12

                                FOURTH AMENDMENT
                                       OF
                       NORTHWESTERN STEEL AND WIRE COMPANY
                         401(k) SALARY DEFERRAL PLAN
           (As Amended and Restated Effective as of January 1, 1993)



         WHEREAS, Northwestern Steel and Wire Company, an Illinois corporation (the "company"), maintains the Northwestern Steel and Wire Company 401(k) Salary Deferral Plan (As Amended and Restated Effective as of January 1, 1993) (the "plan"); and

         WHEREAS, the plan has been amended, and further amendment of the plan now is considered desirable;

         NOW, THEREFORE, by virtue of the power reserved to the company under subsection 12.1 of the plan, and in exercise of the authority delegated to the undersigned officers of the company by resolution of its Board of Directors, the plan, as amended, is hereby further amended in the following particulars:

         1. Effective as of January 1, 1997, by substituting the following for subsection 2.4 of the plan:

                  "2.4. Leased Employees and Independent Contractors. Only common-law employees of the employers are eligible to participate in the plan. Leased employees and independent contractors are not eligible to participate in the plan. A 'leased employee' means any person who is not an employee of an employer, but who has provided services to the employer under the employer's primary direction and control on a substantially full-time basis for a period of at least one year, pursuant to an agreement between the employer and a leasing organization. Except as provided below, no benefits shall be provided, or service credited, under this plan on a retroactive basis to any person who has performed services for an employer as an independent contractor or as a leased employee (whether or not described in this subsection), even if such person subsequently becomes a common-law employee of an employer (or is deemed, by a government agency, court, or other third-party, to have been a common-law employee of an employer). If a leased employee is subsequently employed by an employer as an eligible employee, the period during which the leased employee performed services for the employer as a leased employee will be taken into account for purposes of subsections 2.1 and 8.1, unless (i) such leased employee was a participant in a money purchase pension plan maintained by the leasing organization that provides a non-integrated employer contribution rate of at least 10 percent of earnings, immediate participation for all employees and full and immediate vesting, and (ii) leased employees do not constitute more than 20 percent of the employer's nonhighly compensated workforce."

         2. Effective as of July 15, 1998, by substituting the following for subsection 2.4 of the plan:

                  "2.4. Leased Employees and Independent Contractors. Only common-law employees of the employers are eligible to participate in the plan. Leased employees and independent contractors are not eligible to participate in the plan. A 'leased employee' means any person who has provided services to an employer pursuant to an agreement between the employer and a leasing organization. No benefits shall be provided, or service credited, under this plan on a retroactive basis to any person who has performed services for an employer as a leased employee or an independent contractor, even if such person subsequently becomes a common-law employee of an employer (or is deemed, by a government agency, court, or other third-party, to have been a common-law employee of an employer). Notwithstanding the immediately preceding sentence, if a person who has performed services for an employer as a leased employee or an independent contractor is hired as an eligible employee of an employer, the period during which such person performed services for the employer as a leased employee or an independent contractor will be taken into account for purposes of subsections 2.1 and 8.1."

         3. Effective as of December 12, 1994, by adding the following new subsection 2.6 to the plan immediately after subsection 2.5 thereof:

                  "2.6. Qualified Military Service. Notwithstanding any provision of this plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u)."

         4. Effective as of January 15, 1998, by substituting the following for the first sentence of subsection 3.1 of the plan:

         "Each participant may elect to defer payment of from one to seventeen percent of his earnings (as defined in subsection 3.5), in multiples of one percent, and to have such amount withheld from the participant's earnings and contributed to the plan on his behalf by his employer."

         5. Effective as of January 1, 1996, by substituting the following two sentences for the fourth, fifth, sixth, seventh, and eighth sentences of subsection 3.1 of the plan:

         "If a participant elects not to make salary deferral contributions after he first becomes a participant, such participant may elect to commence salary deferral contributions beginning with the first payroll period of any subsequent calendar month. In accordance with rules established by the General Pension Board, a participant may elect to change the rate of his salary deferral contributions or suspend or resume such contributions (but not retroactively), within the limits specified above."

         6. Effective as of January 1, 1998, by substituting the following sentence for the first sentence of subsection 3.3 of the plan:

         "Each participant may elect to defer payment of from five to one hundred percent, in multiples of five percent, of his profit sharing bonus (if any) paid to him during a plan year and to have such percentage withheld from his profit sharing bonus and contributed to the plan on his behalf by his employer."

         7. Effective as of April 1, 1994, by substituting the following for the third sentence of subsection 3.3 of the plan:

         "A participant's 'profit sharing bonus' is the amount (if any) paid to him under an employer's profit sharing bonus program, sales commission bonus program, or other similar program (if any)."

         8. Effective as of January 1, 1998, by substituting the following sentence for the fourth sentence of subsection 3.3 of the plan:

         "Each election under this subsection shall be made at such time, in such manner, and in accordance with such rules as the General Pension Board determines."

         9. Effective as of January 15, 1998, by substituting the number "seventeen" for the number "fifteen" where the latter number appears in subsection 3.4 of the plan.

         10. Effective as of January 1, 1993, by substituting the following for the first sentence of subsection 3.5 of the plan:

         "Except as otherwise provided below, a participant's 'earnings' means his total cash compensation for services rendered to an employer as an employee, including overtime pay, bonuses (other than profit sharing bonuses), retirement incentives, retirement incentive bonuses, and the amount of compensation that, but for the participant's salary deferral contributions, would be payable to the participant by his employer, but excluding any gain on the exercise of stock options, any other stock-based compensation, relocation allowances, and the amount of a participant's profit sharing bonus and profit sharing bonus deferral contributions (if any)."

         11. Effective as of January 1, 1997, by deleting the last two sentences of subsection 3.5 of the plan.

         12. Effective as of July 1, 1996, by substituting the following for subsection 6.2 of the plan:

         "6.2. Accounting Dates. 'Accounting date' shall mean each day the value of the investment funds or of company shares is adjusted for contributions, withdrawals, distributions, earnings, gains, or losses. It is anticipated that the investment funds and company shares will be valued as of each day on which the New York Stock Exchange is open for trading and the trustee is open for business."

         13. Effective as of July 1, 1996, by substituting the phrase "accounting date" for the phrase "accounting period" or the phrase "regular accounting date" each place either of the latter phrases appears in the plan.

         14. Effective as of January 1, 1998, by substituting the following sentence for the second sentence of subsection 6.7 of the plan:

         "The amount to be invested in an investment fund or in company shares must be in such percentages as the General Pension Board shall determine from time to time."

         15. Effective as of July 1, 1996, by substituting the following sentence for the last sentence of subsection 6.9 of the plan:

         "Any such conversion or reallocation of company shares shall be based on the fair market value of such shares on the accounting date as of which such conversion or reallocation takes place or on the average of the fair market value of such shares if such shares are liquidated or reallocated over more than one accounting date."

         16. Effective as of January 1, 1998, by substituting the following two sentences for the first sentence of subsection 7.1 of the plan:

         "For each limitation year, the 'annual addition' (as defined below) to a participant's accounts under the plan shall not exceed the lesser of $30,000 (as adjusted from time to time pursuant to Code Section 415(d)) or 25 percent of the participant's compensation (as defined in Treasury

         Regulations Section 1.415-2(d)) during that limitation year. For purposes of this subsection, the term 'compensation' shall include any elective deferrals (as defined in Code Section 402(g)(3)) made by the participant and any amount that is contributed or deferred by an employer at the participant's election and that is not includible in the gross income of the participant by reason of Code Section 125."

         17. Effective as of January 1, 1996, by adding the following sentence to subsection 7.1 of the plan immediately after the sixth sentence thereof:

         "If any voluntary contributions, salary deferral contributions, or profit sharing bonus deferral contributions are paid to a participant under this subsection, the income allocable to such contributions also shall be paid to the participant."

         18. Effective January 1, 2000, by substituting the following for subsection 7.2 of the plan:

         "7.2.  Deleted."

         19. Effective January 1, 2000, by substituting the phrase "subsection 7.1" for the phrase "subsections 7.1 and 7.2" where the latter phrase appears in subsection 7.3 of the plan.

         20. Effective as of January 1, 1998, by substituting the figure "$10,000" for the figure "$8,994" where the latter appears in subsection 7.4 of the plan.

         21. Effective as of January 1, 1997, by substituting the following for the first sentence of subsection 7.5 of the plan:

         "In no event shall the average deferral percentage (as defined below) of the higher-compensated employees (as defined in subsection 7.7) for any plan year exceed the greater of:

                  (a) the average deferral percentage of all other eligible employees for the preceding plan year multiplied by 1.25; or

                  (b) the average deferral percentage of all other eligible employees for the preceding plan year multiplied by 2.0; provided that the average deferral percentage of the higher-compensated employees does not exceed that of all other eligible employees by more than 2 percentage points.

         Notwithstanding the foregoing, for the plan year ending December 31, 1997, the average deferral percentage of the eligible employees other than the higher-compensated employees shall be the average deferral percentage determined for the 1997 plan year."

         22. Effective as of January 1, 1997, by substituting the following two sentences for the fourth sentence of subsection 7.5 of the plan:

         "If for a plan year the salary deferral contributions and profit sharing bonus deferral contributions made on behalf of higher-compensated employees exceed the foregoing limitations ('excess pre-tax contributions'), such excess pre-tax contributions made by the higher-compensated employees (and income thereon as determined in accordance with subsection 7.9) will be refunded (in the order of their total salary deferral and profit sharing bonus contributions, beginning with the participant with the highest amount of contributions), generally within two and one-half months after the end of that plan year but in no event later than the last day of the first plan year beginning after that plan year. Employer matching contributions attributable to excess pre-tax contributions distributed to a highly compensated participant will be forfeited and, as determined by the General Pension Board, will be applied to reduce future employer contributions under the plan or to pay plan expenses (as provided in subsection 10.12)."

         23. Effective as of January 1, 1997, by substituting the following for the first sentence of subsection 7.6 of the plan:

         "In no event shall the contribution percentage (as defined below) of the higher-compensated employees (as defined in subsection 7.7) for any plan year exceed the greater of:

                  (a) the contribution percentage of all other eligible employees for the preceding plan year multiplied by 1.25; or

                  (b) the contribution percentage of all other eligible employees for the preceding plan year multiplied by 2.0; provided that the contribution percentage of the higher compensated employees does not exceed that of all other eligible employees by more than 2 percentage points."

         Notwithstanding the foregoing, for the plan year ending December 31, 1997, the contribution percentage of the eligible employees other than the higher-compensated employees shall be the contribution percentage determined for the 1997 plan year."

         24. Effective as of January 1, 1997, by substituting the following for the fourth sentence of subsection 7.6 of the plan:

         "If for a plan year the voluntary contributions and employer matching contributions made by or on behalf of the higher-compensated employees exceed the foregoing limitations, the General Pension Board may direct that excess voluntary contributions (and income on such contributions as determined in accordance with subsection 7.9), and then, if necessary, excess employer matching contributions (and income on such amounts as determined in accordance with subsection 7.9), made by or on behalf of the higher-compensated employees be distributed to the higher-compensated employees (in the order of their voluntary contributions and employer matching contributions, beginning with the participant with the highest amount of contributions); provided that excess employer matching contributions shall be distributed only to the extent vested and if not vested will be forfeited. Forfeitures under this subsection will be applied to reduce future employer contributions under the plan or to pay plan expenses (as provided in subsection 10.12)."

         25. Effective as of January 1, 1997, by substituting the following for subsection 7.7 of the plan:

                  "7.7. Higher-Compensated Employee. A 'higher-compensated employee' means an eligible employee who is a 'highly compensated employee' as defined in Section 414(q) of the Code. Generally, a higher-compensated employee shall be any eligible employee who:

                  (a) was a 5 percent owner of an employer or any controlled group member during the year or the preceding year, or

                  (b)      for the preceding year:

                           (i) had testing compensation from an employer or any controlled group member in excess of $80,000 (as adjusted), and

                           (ii)     was in the top-paid 20% of employees.

         For purposes of this subsection and subsections 7.5 and 7.6, the General Pension Board shall determine the 'testing compensation' of each and every eligible employee for a plan year under any definition of compensation that satisfies the requirements of Section 414(s) of the Code and the regulations thereunder."

         26. Effective as of December 1, 1996, by substituting the following for the first sentence of subsection 8.2 of the plan:

         "Subject to the provisions of subsections 8.3 and 8.4, after a participant's settlement date has occurred and pending distribution of the participant's account balance, the participant's account will be held under the plan and will be subject to adjustment under Section 6 until such time as all or the applicable portion of the participant's account is liquidated in order to make a distribution or distributions to the participant (or the participant's beneficiary).

                  The vested account balance of each participant whose settlement date has occurred (or the participant's beneficiary in the case of the death of the participant) shall be distributed in a single, lump sum, unless the participant (or the participant's beneficiary) elects payment in a series of substantially equal annual, semi-annual, quarterly, or monthly installments (as elected by the participant or the participant's beneficiary) over a period not exceeding the life expectancy of the participant or the joint life expectancy of the participant and the participant's designated beneficiary. If such beneficiary is not the participant's spouse and is more than ten years younger than the participant, installments shall be paid over a period not exceeding the joint life expectancy of the participant and a beneficiary ten years younger than the participant. Pursuant to procedures established by the General Pension Board, a participant (or a beneficiary) who is receiving installment payments under this subsection may elect to receive the remaining balance of the participant's account in a single, lump sum payment. If, prior to the complete distribution of participant's account balance, a participant should die, then the remaining account balance shall be paid to the beneficiary of the deceased participant.

                  Notwithstanding any other provision of this plan, if a participant's vested account balance equals $3,500 ($5,000 after December 31, 1997) or less at the participant's settlement date, the participant (or the participant's beneficiary) shall receive an immediate, lump sum payment of such amount. Such distribution shall be made as soon as practicable following the participant's settlement date.

                  The life expectancy of a participant, the participant's spouse, or the participant's designated beneficiary shall be determined at the time benefit payments commence by use of the expected return multiples contained in the regulations under Code Section 72. The life expectancy of the participant (or the joint life expectancies of the participant and the participant's spouse) determined in accordance with the foregoing may be recalculated annually if timely elected by the participant. In the absence of such an election, life expectancies shall not be recalculated."

         27. Effective as of January 1, 1998, by substituting the following for paragraph 8.2(e) of the plan:


                  "(e) Elections. An eligible distributee's election of a direct rollover pursuant to this subsection 8.2 shall be made at such time and in such manner as the General Pension Board shall determine. The General Pension Board shall establish such rules and procedures as it deems necessary to provide for distributions by means of direct rollover."

         28. Effective as of January 1, 1997, by substituting the following for the second and third sentences of subsection 8.3 of the plan:

         "If a participant's vested account balance exceeds $3,500 ($5,000 after December 31, 1997) at the participant's settlement date, distributions may not be made to the participant without his consent.

                  Irrespective of any contrary provision of the plan, distribution of a participant's account balance shall be made or shall commence by April 1 of the calendar year next following the later of
         (A) the calendar year in which the participant attains age 70-1/2 or
         (B) the calendar year in which the participant's settlement date occurs ('required commencement date'); provided, however, that the required commencement date of a participant who is a five-percent owner (as defined in Code Section 416) of an employer or a controlled group member in the calendar year in which the participant attains age 70-1/2 shall be April 1 of the calendar year next following the calendar year in which the participant attains age 70-1/2. Notwithstanding the foregoing, in accordance with such procedures as may be established by the plan administrator, each participant may elect, after the participant attains age 70-1/2, to receive or to commence distribution of the participant's account balance (in one of the forms listed in subsection 8.2), irrespective of whether the participant is then employed by an employer or a controlled group member."

         29. Effective as of January 1, 1997, by deleting the word "written" where such word appears in the second sentence of subsection 8.5 of the plan.

         30. Effective as of December 12, 1994, by adding the following new paragraph (f) of the plan immediately after paragraph (e) of subsection 8.5 thereof:

         "(f) Loan repayments will be suspended under the plan as permitted under Code Section 414(u)(4)."

         31. Effective as of January 1, 1997, by adding the following new paragraphs (g) and (h) of the plan immediately after paragraph (f) of subsection
8.5 thereof:

         "(g) A participant may have no more than one loan outstanding at any time.

         (h) A participant may prepay the entire outstanding balance of a loan and accrued interest thereon at any time; partial prepayments may not be made."

         32. Effective as of January 1, 1998, by substituting the following two sentences for the first and second sentences of subsection 8.7 of the plan:

         "Each participant and each designated beneficiary must inform the General Pension Board from time to time, in the manner permitted by the General Pension Board, of his post office address and each change of post office address. If a participant dies before he receives all of his account balances, his beneficiary must inform the General Pension Board, in the manner permitted by the General Pension Board, of any change in the beneficiary's post office address."

         33. Effective as of January 1, 1998, by substituting the phrase "provided to" for the phrase "filed with" where the latter phrase appears in the third sentence of subsection 8.7 of the plan.

         34. Effective as of January 1, 1993, by substituting the following for paragraphs (b) and (c) of subsection 8.8 of the plan:

         "(b) Unreimbursed expenses for medical care described in Section 213(d) of the Code previously incurred by the participant, his spouse, or any dependent of the participant (as defined in Section 152 of the Code) or unreimbursed expenses necessary for such person or persons to obtain medical care described in Code Section 213(d);

         (c) Payment of the next twelve months of post-secondary tuition expenses and room and board expenses for the participant, the participant's spouse, or the participant's dependents; or"

         35. Effective as of January 1, 1998, by substituting the following sentence for the last sentence of subsection 8.8 of the plan:

         "Each such election shall be made at such time and in such manner as the General Pension Board shall determine and shall be effective in accordance with such rules as the General Pension Board shall establish from time to time."

         36. Effective as of January 1, 1998, by adding the following new subsection 8.10 to the plan immediately after subsection 8.9 thereof:

                  "8.10. Immediate Distributions to Alternate Payees. The General Pension Board shall direct the trustee to distribute the amount of a participant's benefits assigned to an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code) on the earliest date specified in such qualified domestic relations order or elected by the alternate payee in accordance with such qualified domestic relations order, without regard to whether such distribution is made or commences prior to the participant's earliest retirement age (as defined in Section 414(p)(4)(B) of the Code)."

         37. Effective as of August 1, 1996, by substituting the following for subsection 9.1 of the plan:

                  "9.1. Plan Administrator. The plan administrator shall be responsible for the administration of the plan. The General Pension Board, a joint company-union board, shall be the plan administrator. Three members of the General Pension Board are appointed by the Board of Directors of the company, and three members are appointed by the United Steel Workers of America ('USWA'). The company or the USWA may, in its discretion, remove any of its respective three members from the General Pension Board and may appoint a new member to fill a vacancy. The company or the USWA shall notify the other party in writing of the members or replacements it has appointed before such a member or replacement may serve on the General Pension Board and before such appointment shall become effective."

         38. Effective as of January 1, 1998, by substituting the following for that portion of subsection 9.2 of the plan that precedes paragraph (a) thereof:

                  "9.2. Plan Administrator's General Powers, Rights, and Duties. Except as otherwise specifically provided in the plan, and in addition to the powers, rights, and duties specifically given to the General Pension Board elsewhere in the plan and the trust agreement, the General Pension Board shall have the following powers, rights, and duties, to be exercised in the sole and absolute discretion of the General Pension Board:"

         39. Effective as of January 1, 1993, by substituting the following for the first sentence of subsection 10.1 of the plan:

         "At least once a year, or more frequently as the General Pension Board may determine, each participant will be furnished with a statement reflecting the condition of his accounts in the plan as of that date."

         40. Effective as of January 1, 1996, by adding the following new subsection 10.12 immediately after subsection 10.11 thereof:

                  "10.12. Administration Expenses. At the direction of the General Pension Board, all reasonable and necessary costs and expenses incurred by the company, the General Pension Board, and the trustee in the administration of the plan and trust may be paid from the trust fund to the extent not paid by the employers. Any expenses paid from the trust fund shall be charged against (a) forfeitures, (b) participants' accounts in the form of either a flat fee or a percentage of the value of each account, or (c) the earnings or gains in each investment fund or in company shares. Expenses directly related to the investment of a particular investment fund or to company shares (such as brokerage, postage, transfer stamps) shall be paid from that fund or company shares."

         41. Effective as of January 1, 1998, by adding the following new subsection 10.13 to the plan immediately after subsection 10.12 thereof:

                  "10.13. Elections. Each election, request, or application required or permitted to be made by a participant (or a participant's beneficiary or an alternate payee under a qualified domestic relations order) shall be made at such time and in such manner as determined under rules and procedures established by the General Pension Board. Each election, request, or application required or permitted to be made by a participant (or a participant's beneficiary or an alternate payee under a qualified domestic relations order) shall be effective as determined by the General Pension Board."

         42. Effective as of January 1, 1998, by adding the following new paragraph A-4A to Supplement A of the plan immediately after paragraph A-4 thereof:

                  "A-4A. Supplemental Employer Nonelective Contribution. Effective January 1, 1998, the Delaware corporation shall make a supplemental employer nonelective contribution on behalf of eligible Delaware participants (as described below). Except as provided in this paragraph, the supplemental employer nonelective contribution described in this paragraph shall be treated as an employer nonelective contribution for purposes of the plan.

                  The Delaware corporation will make a supplemental employer nonelective contribution for each payroll period on behalf of each Delaware participant whose age and benefit service (as defined in subparagraphs A-4(a) and (b)) as of January 1, 1998, total at least 75 and who has attained age 50 as of January 1, 1998. For each payroll period, the amount of the supplemental employer nonelective contribution for an eligible Delaware participant shall be based on the participant's attained age as of January 1, 1998, and the participant's earnings (as defined in subparagraph A-4(c)) for that payroll period. The supplemental employer nonelective contribution for a payroll period shall equal the percentage of a Delaware participant's earnings for such payroll period determined as follows:



                  Attained Age                          Supplemental Employer
                  as of 1/1/98                         Nonelective Contribution
                  ------------                         ------------------------

                     50                                                1%
                     51                                                2%
                     52                                                3%
                     53                                                4%
                     54                                                5%
                     55                                                6%
                     56                                                7%
                     57                                                8%
                     58                                                9%
                     59 (or over)                                     10%

         In determining the supplemental employer nonelective contribution for an eligible Delaware participant for plan years beginning after December 31, 1998, the Delaware participant's age as of January 1, 1998, shall continue to be used. No Delaware participant shall be eligible for the supplemental employer nonelective contribution, unless such participant met the age and service requirements described above as of January 1, 1998."

         43. Effective as of January 1, 1998, by substituting the following sentence for the second sentence of paragraph A-5 of Supplement A of the plan:

         "For each such payroll period, the Delaware corporation shall contribute to the plan on behalf of each Delaware participant who elects to make salary deferral contributions for that payroll period an amount equal to 60 percent of the earnings (as defined in subsection
         3.5 of the plan) for such payroll period that the Delaware participant elects to contribute to the plan as salary deferral contributions (disregarding amounts contributed to the plan in excess of 5 percent of the Delaware participant's earnings)."

         44. Effective as of January 1, 1996, by substituting the following for the first sentence of paragraph A-7 of Supplement A of the plan:

         "At the General Pension Board's direction, forfeitures arising under subparagraph A-6(d) above shall be applied to pay administrative expenses as provided in subsection 10.12 of the plan or to reduce employer nonelective contributions and employer matching contributions otherwise required under the plan and this Supplement A in the plan year in which the Delaware participant's settlement date occurs or as soon as practicable thereafter."

         45. Effective as of June 5, 1997, by adding the following at the end of paragraph B-7 of Supplement B of the plan:

         "Notwithstanding any other provision of this Supplement B, each Houston participant who terminates employment for any reason on or after June 5, 1997, shall be fully vested in his employer nonelective contribution account."

         46. Effective as of January 1, 1996, by substituting the following for the first sentence of paragraph B-8 of Supplement B of the plan:

         "At the General Pension Board's direction, forfeitures arising under subparagraph B-7(d) above shall be applied to pay administrative expenses as provided in subsection 10.12 of the plan or to reduce employer nonelective contributions and employer matching contributions otherwise required under the plan and this Supplement B in the plan year in which the Houston participant's settlement date occurs or as soon as practicable thereafter."

47. Effective as of July 1, 1998, by substituting the following for Supplement B of the plan:
                                  "SUPPLEMENT B
                                       TO
                       NORTHWESTERN STEEL AND WIRE COMPANY
                         401(k) SALARY DEFERRAL PLAN (As
              Amended and Restated Effective as of January 1, 1993)

                         SPECIAL PROVISIONS RELATING TO
                      SALARIED EMPLOYEES AT HOUSTON, TEXAS

                     DELETED EFFECTIVE AS OF JULY 1, 1998."

         48. Effective January 1, 2000, by substituting the following for paragraph C-7 of Supplement C of the plan:

         "C-7. Deleted."

         49. Effective as of December 4, 1997, by adding the following new paragraph D-13 to Supplement D of the plan immediately after paragraph D-12 thereof:

                  "D-13. Special Provisions for Hourly Employees.
         Notwithstanding any other provision of this Supplement D to the contrary, the following provisions shall apply to Kentucky participants who are paid by the Kentucky corporation on an hourly basis:

                  (a) Effective for the payroll period ending December 6, 1997, the Kentucky corporation shall cease to make employer nonelective contributions on behalf of Kentucky participants.

                  (b) Effective for the payroll period ending December 6, 1997, the Kentucky corporation shall cease to make employer matching contributions on behalf of Kentucky participants.

                  (c) Effective as of December 6, 1997, each Kentucky participant shall be fully vested in the participant's accounts under the plan."


                  50. Effective as of March 30, 1998, by substituting the following for Supplement D of the plan:

                                  "SUPPLEMENT D
                                       TO
                       NORTHWESTERN STEEL AND WIRE COMPANY
                         401(k) SALARY DEFERRAL PLAN (As
              Amended and Restated Effective as of January 1, 1993)


                         SPECIAL PROVISIONS RELATING TO
                   SALARIED EMPLOYEES OF KENTUCKY CORPORATION


                  D-1. Introduction. Effective as of November 20, 1995, Northwestern Steel and Wire Company-Kentucky, a Delaware corporation (the 'Kentucky corporation'), adopted the plan for the benefit of its eligible employees. The provisions of this Supplement D apply to eligible employees and participants in the plan who are employed by the Kentucky corporation. An eligible employee covered under this Supplement D shall be referred to as a 'Kentucky eligible employee' (collectively, 'Kentucky eligible employees'), and a participant covered under this Supplement D shall be referred to as a 'Kentucky participant' (collectively, 'Kentucky participants').

                  D-2. Use of Terms. Each term used in this Supplement D, unless otherwise defined herein, shall have the same meaning assigned to such term under the plan.

                  D-3. Eligibility to Participate. For purposes of subsection
         2.1 of the plan and except as otherwise provided therein, each employee of the Kentucky corporation who is compensated on a salaried basis shall be a Kentucky eligible employee. Each Kentucky eligible employee (other than a Kentucky eligible employee who is classified as a category B employee or as summer help or part-time) is eligible to participate in the plan commencing on such Kentucky eligible employee's date of hire.

                  D-4. Participant Contributions. Kentucky participants may make salary deferral contributions and/or voluntary contributions to the plan.

                  D-5. Earnings. A Kentucky participant's 'earnings' for purposes of determining contributions under the plan means the Kentucky participant's earnings as determined under subsection 3.5 of the plan, except that such participant's earnings shall include the amount of compensation that, but for the participant's pre-tax contributions under an arrangement that satisfies

         Section 125 of the Code, would be payable to the participant by his employer.

                  D-6. Employer Nonelective Contributions. For each payroll period, the Kentucky corporation shall make an employer nonelective contribution (under subsection 4.2 of the plan) on behalf of each Kentucky participant in an amount equal to 2 percent of the Kentucky participant's earnings for such payroll period.

                  D-7. Employer Matching Contributions. For each payroll period, the Kentucky corporation shall make employer matching contributions (under subsection 4.3 of the plan) on behalf of each Kentucky participant who elects to make salary deferral contributions under subsection 3.1 of the plan for that payroll period in an amount equal to 60 percent of the earnings that such Kentucky participant elects to contribute the plan as salary deferral contributions for that payroll period (disregarding amounts contributed in excess of 5 percent of a Kentucky participant's earnings).

                  D-8. Vesting. Each Kentucky participant shall at all times have a fully vested and nonforfeitable right to the balances in his salary deferral contribution, employee contribution, profit sharing bonus deferral, and rollover accounts (collectively, his 'employee accounts') under the plan. The following rules shall apply in determining the vested portion of a Kentucky participant's employer nonelective contribution account and employer matching contribution account (collectively, his 'employer accounts'):

                  (a) Age 65. A Kentucky participant shall at all times have a fully vested and nonforfeitable right to the balance in his employer accounts on and after the date he attains age 65. If a Kentucky participant terminates employment with the employers on or after attaining age 65, the balances in the Kentucky participant's employer accounts and employee accounts determined under subsection 8.2 of the plan shall be distributed to the Kentucky participant, or to his beneficiary in the event of his death, in accordance with subsection 8.2.

                  (b) Disability. If a Kentucky participant's employment with the employers is terminated as the result of disability (as defined below), the balance in the Kentucky participant's employer accounts determined under subsection 8.2 of the plan shall be nonforfeitable and shall be distributed (along with the balances in his employee accounts) to the Kentucky participant, or to his beneficiary in the event of his death, in accordance with subsection
                           8.2. For purposes of the plan, 'disability' means the inability to engage in any substantial gainful activity by reason of a medically determinable impairment expected to last at least 12 months or to end in death, as defined in Section 22(e)(3) of the Code and Title II and Title XVI of the Social Security Act.

                  (c) Death.If a Kentucky participant dies while in the employ of an employer or a controlled group member, the balance in the Kentucky participant's employer accounts determined under subsection 8.2 of the plan shall be nonforfeitable and shall be distributed to the Kentucky participant's designated beneficiary (along with the balances in his employee accounts) in accordance with subsection 8.2.

                  (d) Termination of Employment Prior to Age 65, Disability, or Death. If a Kentucky participant terminates employment with the employers and the controlled group members prior to attaining age 65 or prior to terminating employment by reason of disability or death, the vested portion of the balance in the Kentucky participant's employer accounts (as determined in accordance with subsection 8.2) shall be determined in accordance with the following schedule:

                             Years of           Vested
                             Service            Percentage
                             -------            ----------

                           Less than 1              0%
                                1                  20%
                                2                  40%
                                3                  60%
                                4                  80%
                            5 or more             100%

                     The resulting vested amount in the Kentucky participant's employer accounts (along with the balances in his employee accounts) will be distributable to him (or to his beneficiary in the event of his death) in accordance with subsection 8.2. Any nonvested amounts in the Kentucky participant's employer accounts will be forfeited and will be applied in accordance with paragraph D-9 below.

                  For purposes of this Supplement D, 'years of service' means each 12-month period of service measured from the date the Kentucky participant first performs an hour of service with an employer or with a controlled group member until the date the Kentucky participant's employment with the employers and the controlled group members terminates for any reason.

                  D-9. Forfeitures. At the General Pension Board's direction, forfeitures arising under subparagraph D-8(d) above shall be applied to pay administrative expenses as provided in subsection 10.12 of the plan or to reduce employer nonelective and matching contributions otherwise required under the plan and this Supplement D in the plan year in which the Kentucky participant's settlement date occurs or as soon as practicable thereafter. If the Kentucky participant is reemployed by an employer or a controlled group member before he incurs five consecutive one-year breaks in service, paragraph D-11 shall apply.

                  D-10. Reemployment. The years of service accrued prior to termination of employment by a Kentucky participant (or by a Kentucky eligible employee who is not a Kentucky participant) shall be reinstated upon reemployment with an employer or a controlled group member. However, in no event shall years of service occurring after a Kentucky participant incurs five consecutive one-year breaks in service (as defined in paragraph D-12) be used to determine the nonforfeitable amount of the Kentucky participant's employer accounts as of a prior settlement date.

                  D-11. Reinstatement of Forfeitures. If a Kentucky participant whose employment had terminated with the employers and the controlled group members for any reason before the Kentucky participant was entitled to the full balance in his employer accounts is reemployed by an employer or a controlled group member before incurring five consecutive one-year breaks in service (as defined in paragraph D-12), the Kentucky participant may repay to the trustee the total amount distributed to the Kentucky participant from his employer accounts as a result of such earlier termination of employment. Such repayment must be made before the earlier of (i) the fifth anniversary of the Kentucky participant's date of reemployment by an employer or a controlled group member or (ii) the date the Kentucky participant incurs five consecutive one-year breaks in service commencing after the distribution. If a Kentucky participant makes such a repayment to the trustee, the amount of the repayment shall be credited to his employer accounts and the previously forfeited amounts that resulted from his earlier termination of employment (unadjusted for subsequent gains or losses) shall be credited to his employer accounts as of the regular accounting date coincident with or next following the date of repayment. Forfeitures to be credited to Kentucky participants' employer accounts as of an accounting date under this paragraph D-11 shall be drawn first from forfeitures then outstanding and then, if necessary, from special employer contributions made for this purpose.

                  D-12. One-Year Break in Service. A 'one-year break in service' means each 12-month period beginning on the date a Kentucky participant terminates employment with the employers and the controlled group members and each anniversary thereof during which the Kentucky participant does not perform at least one hour of service for an employer or a controlled group member. For the purpose of determining whether or not a one-year break in service occurs, if a Kentucky participant commences a maternity or paternity absence (as defined below) and the Kentucky participant terminates employment with the employers and the controlled group members during such absence, the Kentucky participant shall not incur a one-year break in service until the later to occur of the third anniversary of the date such maternity or paternity absence began or the first anniversary of the date the Kentucky participant's termination of employment with the employers and the controlled group members. 'Maternity or paternity' absence means a Kentucky participant's absence from work because of the pregnancy of the Kentucky participant or the birth of a child of the Kentucky participant, the placement of a child with the Kentucky participant in connection with the adoption of such child by the Kentucky participant, or for purposes of caring for the child immediately following such birth or placement. The General Pension Board may require a Kentucky participant to furnish such information as the General Pension Board considers necessary to establish that the Kentucky participant's absence would constitute a maternity or paternity absence as defined above.

                  D-13. Transfer to Hourly Plan. On March 30, 1998, the accounts (and related trust fund assets) of Kentucky participants who were hourly employees of the Kentucky corporation on that date were transferred to the Northwestern Steel and Wire Company Hourly Employees' 401(k) Savings Plan (the 'Hourly Plan') and, subject to
         Section 411(d)(6) of the Code and
         the regulations thereunder, shall be held under the Hourly Plan pursuant to the terms of the Hourly Plan. Beginning March 31, 1998, all contributions made by or on behalf of hourly employees of the Kentucky corporation shall be made to the Hourly Plan and not to this plan."



         IN WITNESS WHEREOF, the undersigned duly authorized officers of the company have caused the foregoing amendment to be executed this 27 day of August, 1998.
                                  NORTHWESTERN STEEL AND WIRE
                                  COMPANY, an Illinois corporation



                                  By  /s/ T.A. Gildehaus
                                     -------------------------------------
                                     Its  CEO
                                         ---------------------------------

ATTEST:

/s/ T.J. Bondy
----------------------------------
Its  SECRETARY
    ------------------------------